UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2012

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07                     Submission of Matters to a Vote of Security Holders.

On September 20, 2012, Hilltop Holdings Inc., or the Company, held a Special Meeting of Stockholders in Dallas, Texas.  At the Special Meeting, stockholders were asked to vote on the following four proposals that were set forth in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on August 7, 2012: (1) the share issuance proposal; (2) the equity incentive plan proposal; (3) the annual incentive plan proposal; and (4) the meeting adjournment proposal.  The voting results at the Special Meeting were as follows:

Proposal No. 1:           Approval of the issuance of Hilltop Holdings Inc. common stock to PlainsCapital Corporation shareholders in connection with the merger of PlainsCapital Corporation with and into Meadow Corporation, a subsidiary of Hilltop Holdings Inc.

For	Against	Abstain	Broker Non-Votes

45,770,948	62,476	9,882	—

Proposal No. 2:           Approval of the adoption of the Hilltop Holdings Inc. 2012 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes

42,415,231	3,413,350	14,725	—

Proposal No. 3:           Approval of the adoption of the Hilltop Holdings Inc. Annual Incentive Plan.

For	Against	Abstain	Broker Non-Votes

45,381,515	439,724	22,067	—

Proposal No. 4:           Approval of the adjournment of the Hilltop Holdings Inc. Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1.

Proposal No. 4 was withdrawn, as sufficient votes were cast at the Special Meeting to approve Proposal No. 1.

The merger remains subject to the satisfaction of certain closing conditions, including regulatory approvals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date:	September 20, 2012	By:	/s/ COREY PRESTIDGE
		Name:	Corey G. Prestidge
		Title:	General Counsel & Secretary